UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2026

IDEAL POWER INC.
(Exact name of registrant as specified in Charter)

Delaware	001-36216	14-1999058
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

5508 Highway 290 West, Suite 120
Austin, Texas, 78735
(Address of Principal Executive Offices)

512-264-1542
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	IPWR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 23, 2026, Ideal Power Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Titan Partners Group LLC, a division of American Capital Partners, LLC, as representative of the underwriters named therein (the “Underwriter”), relating to the underwritten public offering of 3,505,855 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 952,881 shares of Common Stock (the “Offering”). The Pre-Funded Warrants have an exercise price of $0.001 per share and expire when they are exercised in full. The gross proceeds to the Company from the Offering are expected to be approximately $12.3 million.

The Offering was made pursuant to the Company’s registration statement on Form S-3 (File No. 333-292492) that was filed with the Securities and Exchange Commission (the “Commission”) on December 30, 2025 and declared effective by the Commission on January 9, 2026. A preliminary and final prospectus supplement were filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 (the “Securities Act”) on February 23, 2026 and February 25, 2026, respectively. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

On February 23, 2026, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors Pre-Funded Warrants to purchase 631,332 shares of Common Stock at an exercise price of $0.001 per share in a concurrent private placement (the “Concurrent Placement”). The Pre-Funded Warrants offered in the Concurrent Placement have substantially the same terms as the Pre-Funded Warrants offered in the Offering, except that the Pre-Funded Warrants in the Concurrent Placement and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants in the Concurrent Placement are not registered under the Securities Act and are offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The gross proceeds to the Company from the Concurrent Placement are expected to be approximately $1.7 million.

The Offering and the Concurrent Placement closed on February 25, 2026.

The foregoing descriptions of the Underwriting Agreement, the Pre-Funded Warrants and the Securities Purchase Agreement do not purport to be complete and are subject to, and are qualified in their entirety by, the full text of such documents, copies of which are attached as Exhibit 1.1, Exhibit 4.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The legal opinion and consent of Perkins Coie LLP relating to the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Pre-Funded Warrants issued in the Concurrent Placement and the shares of Common Stock issuable upon exercise thereof is incorporated herein by reference.

The Pre-Funded Warrants were offered and sold in a private placement pursuant to the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder. The shares of Common Stock issuable upon exercise of the Pre-Funded Warrants have not been registered under the Securities Act and will be issued, if at all, pursuant to the same exemption. The Company relied upon this exemption based, in part, on representations made by the Investors in the Securities Purchase Agreement.

Item 8.01.	Other Events.

On February 23, 2026, the Company issued two press releases, the first announcing that it had commenced the Offering and the second announcing the pricing of the Offering. On February 25, 2026, the Company issued a press release announcing the closing of the Offering. Copies of press releases are filed as Exhibits 99.1, 99.2, and 99.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 23, 2026, between Ideal Power Inc. and Titan Partners Group LLC.
4.1	Form of Pre-Funded Warrant.
5.1	Opinion of Perkins Coie LLP.
10.1	Securities Purchase Agreement.
23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1).
99.1	Press Release, dated February 23, 2026, regarding commencement of the Offering and Concurrent Placement.
99.2	Press Release, dated February 23, 2026, regarding pricing of the Offering and Concurrent Placement.
99.3	Press Release, dated February 25, 2026, regarding closing of the Offering and Concurrent Placement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAL POWER INC.

Dated: February 25, 2026	By:	/s/ Timothy Burns
Timothy Burns
Chief Financial Officer